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<Body Text>
           Exhibit 23

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<Body Text>INDEPENDENT AUDITORS' CONSENT

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<Body Text>We consent to the incorporation by reference in
Registration Statement Nos. 33-64850, 33-64858, 33-80896,
33-86954 and 33-86956 of Bradlees, Inc. and subsidiaries (operating as Debtor-in-Possession) on Forms S-8 of our report dated March 20, 1997 (which expresses an unqualified opinion and includes explanatory paragraphs relating to (a) the Company's filing for reorganization under Chapter 11 of the Federal Bankruptcy Code, (b) the Company's 1996 and 1995 losses from operations and stockholders' deficiency which raise substantial doubt about the Company's ability to continue as a going concern, and (c) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 112, effective January 30, 1994, in this Annual Report on Form 10-K of Bradlees, Inc. and subsidiaries for the year ended February 1, 1997.

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<Body Text>/s/ Deloitte & Touche

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<Body Text>Boston, Massachusetts

<Body Text>April 29, 1997